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                                                                    EXHIBIT 99.2


                          PORTLAND GENERAL CORPORATION
        One World Trade Center 121 S.W. Salmon Street Portland, OR 97204

                               COMMON STOCK PROXY
            THIS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                        OF PORTLAND GENERAL CORPORATION


The undersigned acknowledges receipt of the Notice of Special Meeting and Joint Proxy Statement/Prospectus of Portland General Corporation and Enron Corp. and hereby appoints Gwyneth Gamble Booth, Peter J. Brix and Ken L. Harrison, or any of them as Proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of Portland General Corporation held of record by the undersigned on September 23, 1996, at the Special Meeting of Shareholders to be held on November 12, 1996, or any adjournment(s) thereof. For participants in Portland General Corporation's Retirement Savings Plan or the Portland General Corporation Employee Stock Purchase Plan, the proxy also serves as voting instructions to the Trustee and Plan Administrator of those plans to vote the shares of Portland General Corporation Common Stock beneficially owned by the participant in those plans.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOX, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOX IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATION. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                                                              SEE REVERSE SIDE

The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournment(s) thereof.
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                          VOTE THIS PROXY CARD TODAY!
                           YOUR PROMPT RESPONSE WILL
                    SAVE THE EXPENSE OF ADDITIONAL MAILINGS.

                          PORTLAND GENERAL CORPORATION
                        SPECIAL MEETING OF SHAREHOLDERS
                     TUESDAY, NOVEMBER 12, 1996   2:00 P.M.

                                MEETING LOCATION

                   PORTLAND GENERAL CORPORATION HEADQUARTERS
                              121 SW SALMON STREET
                             TWO WORLD TRADE CENTER
                          PLAZA LEVEL CONFERENCE ROOM
                    CORNER OF FIRST AVENUE AND TAYLOR STREET
                                PORTLAND, OREGON
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[X]    PLEASE MARK YOUR                                           [    9334
       VOTE AS IN THIS
       EXAMPLE

       This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR proposal 1.

       The Board of Directors recommends a vote FOR proposal 1.

1. Approval and adoption of the Amended and Restated Agreement and Plan of Merger by and between Portland General Corporation, Enron Corp. and Enron Oregon Corp., dated as of July 20, 1996 and amended and restated as of September 24, 1996.

                       FOR      AGAINST    ABSTAIN

                       [ ]       [ ]         [ ]


2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.




                Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


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                SIGNATURE(S)                                           DATE



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                                 [LOGO] PORTLAND
                                        GENERAL
                                        CORPORATION


Dear Fellow Shareholder:

         The Special Meeting of Shareholders of Portland General Corporation will be held on November 12, 1996. Your vote is very important regardless of the number of shares you own. We urge you to promptly sign, date, and mail the above proxy card in the postage paid envelope provided for your convenience.

         Thank you for your prompt cooperation and continued support.


                                        /s/ KEN HARRISON
                                        Chairman of the Board,
                                        Chief Executive Officer,
                                             and President